EXHIBIT 99.2

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                                                                FINAL TRANSCRIPT


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   Conference Call Transcript

   CPWR - Q3 2008 Compuware Corporation Earnings Conference Call

   Event Date/Time:  Jan. 24. 2008 / 5:00PM ET,

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                                                                Final Transcript
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Jan.  24.  2008/  5:00PM  ET,  CPWR - Q2  2008  Compuware  Corporation  Earnings
Conference Call
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CORPORATE PARTICIPANTS

Lisa Elkin
Compuware Corporation - VP, Corporate Communications, IR

Peter Karmanos, Jr.
Compuware Corporation - Chairman, CEO

Donna Ventimiglia
Compuware Corporation - SVP - Product Sales

Rakesh Nagpaul
Compuware Corporation - SVP - Product Sales

Ken Baldwin
Compuware Corporation - President, COO - Professional Services

Bob Paul
Compuware Corporation - President, COO - Covisint

Laura Fournier
Compuware Corporation - CFO

CONFERENCE CALL PARTICIPANTS
Kirk Materne
Banc of America - Analyst

Aaron Schwartz
JPMorgan - Analyst

AJ Kasargod
Piper Jaffray - Analyst

Doug Crook
Global Crown Capital - Analyst

David Rudow
Private Financial - Analyst

PRESENTATION


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Operator

Hello, and welcome to the Compuware Corporation third quarter results teleconference. At the request of Compuware, this conference is being recorded for instant replay purposes. At this time, I would like to turn the conference over to Ms. Lisa Elkin, Vice President of Communications and Investor Relations for Compuware Corporation. Ms. Elkin, you may begin.

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Lisa Elkin  - Compuware Corporation - VP, Corporate Communications, IR

Thank you very much, Carey, and good afternoon, ladies and gentlemen. With me this afternoon are Peter Karmanos, Jr., Chairman and CEO; Donna Ventimiglia, Senior Vice President of Product Sales, Rakesh Nagpaul, Senior Vice President of Product Sales; Ken Baldwin, President and Chief Operating Officer of
Professional Services; Bob Paul, President and Chief Operating Officer of Covisint; Laura Fournier, Senior Vice President and Chief Financial Officer; Tom Costello, Senior Vice President of Human Resources, General Counsel and
Secretary; Jason Vines, Senior Vice President of Compuware 2.0; and Tanya Heidelberg-Yopp, Vice President Compuware Corporation, who will be assisting in the strategic planning process.

Certain statements made during this conference call that are not historical facts, including those regarding the company's future plans, objectives and expected performance are forward-looking statements, within the meaning of the federal securities laws. These forward-looking statements


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                                                                Final Transcript
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Jan.  24.  2008/  5:00PM  ET,  CPWR - Q2  2008  Compuware  Corporation  Earnings
Conference Call
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represent  our outlook  only as of the date of this  conference  call.  While we believe any forward-looking statements we have made are reasonable, actual results could differ materially, since the statements are based on our current expectations, and are subject to risks and uncertainties. These risks and uncertainties are discussed in the company's reports and filed with the Securities and Exchange Commission. You should refer to and consider these factors when relying on such forward-looking information. The company does not undertake and expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

For those of you who do not have a copy, I will begin by summarizing the press release. Pete, Donna, Rakesh, Ken, Bob and Laura will then provide details about the quarter and other Compuware business activities. We will then open the call to your questions. Compuware cumulative results demonstrate strength and growth potential. Earnings of $0.13 per share. Compuware increases Vantage and Changepoint license fees. Total distributed software products revenue year-over-year, operating cash flow and maintenance fees remain robust. Compuware Corporation today announced final financial results for its quarter ended December 31, 2007. Compuware reports third quare revenues of $309.3 million compared to $315.1 million in the same quarter last year.

Earnings per share before restructuring charges were $0.14. On a GAAP basis, earnings per share were $0.13, an increase of 18% from $0.11 in the same quarter last year. Based upon 282.5 million and 343.1 million shares outstanding respectively. Compuware incurred $4.9 million in restructuring charges in the third quarter. In the first nine months of the fiscal year, Compuware incurred $39.6 million in restructuring charges. Compuware's third quarter net income before restructuring charges was $38.8 million, an increase of 6% from net income of $36.5 million in the same period last year. On a GAAP basis, Compuware delivered net income of $35.6 million in Q3, down slightly from Q3 of last year.

During the company's third quarter, software license fees were $79.4 million compared to $86 million in the same quarter last year. Maintenance fees were $120 million compared to $114.4 million in Q3 last year. Revenue from professional services in the quarter was $109.9 million compared to $114.7 million in the same quarter last year.

I would now like to turn the call over to Pete. Pete?

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Peter Karmanos, Jr.  - Compuware Corporation - Chairman, CEO

Thanks, Lisa.

As I prepared for this conference call, I started to think about the business from the investor's point of view and some things came to mind. One, we have put together a team of senior executives who are building our business plan for fiscal year '09. Bob Paul is leading this team and they are fired up by the potential of Compuware and by its legacy. We will talk specifics in our May conference call, but we will have significant revenue growth, expanding margins, which will lead to strong EPS growth and increased cash flow. Two, our Covisint IPO team run by our CFO, Laura Fournier, has talked to most of the important banking firms, and everyone seems to be delighted to continue down this road. Covisint is an important player in the technology world and in spite of its current size, will be at the vanguard of important advances in how certain industries use computers in the future.

As Compuware approaches 35 years in business, and its CEO approaches 65, the company is at a crossroad. The senior management team is looking at a new release of the business. Compuware 2.0. We can guarantee that 2.0 is not a reshuffling of deck chairs. Compuware 2.0 is refocusing the very essence of the company, internally and externally. While we are not ready to communicate the details of 2.0, but when we do -- we are not ready to communicate the details, but when we do, you will be the second to know, after we communicate it with our employees.

After saying all of that, Compuware produced a solid performance in Q3 that shows strong prospects for the business, both in the immediate future and in the long-term. The results from Q3 show that we had a good quarter. The company delivered more than 20% increase in total product commitments from the same period last year. These commitments, the sum of all maintenance and license activity during the quarter, increased nearly 22%, to $206 million from $169 million in Q3 last year. That's significant. The company produced outstanding operating cash flow of $55 million in the quarter. Compuware now expects operating cash flow of approximately $200 million for the fiscal year. This figure is the result of our excellent products and services, sophisticated systems and controls, high quality customers, and extremely dedicated employees. That's significant.

The company continues to dramatically reduce its expense structure. We will achieve a $100 million reduction in our annual expense run rate by the end of Q4, and we will work very hard to deliver somewhere between 50 and $100 million in additional savings over the coming fiscal year


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Jan.  24.  2008/  5:00PM  ET,  CPWR - Q2  2008  Compuware  Corporation  Earnings
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through  improvements in our business processes,  sales  productivity,  and hard work. That's significant. The company dramatically increased both its income from operations and earnings per share from a year ago. EPS was up almost 20%. Again, that's significant.

The company has invested in technology and in talented people and we are poised to become once again a growth business. That's significant. We are improving our execution and we will be able to deliver on the investments we've made in the business and in people. As I previously said, we are in the process of completing planning for fiscal year '09 and we will comment on it further on the year end call in May.

Donna?

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Donna Ventimiglia  - Compuware Corporation - SVP - Product Sales

Thanks, Pete.

From a products perspective, we are very pleased with our performance in the third quarter, and are particularly encouraged by the level of total product activity during the period. 43% sequential, and 21% year-over-year increases in total product commitments for the quarter is a clear indicator that the changes we have made to the sales organization are working. As anticipated, with these changes has come an improved account focus and coordination, opening up new opportunities, particularly as they relate to potential distributed deals within traditional main frame accounts. We are working very hard to identify and close down opportunities, and we are already seeing results in this regard.

During the quarter, we also continued the rollout of our premium license and winback programs. As we discussed last quarter, the intent of these programs is to grow revenues, lessen the impact of capacity on our operating results, and improve customer satisfaction and retention. In Q3, we completed two very large multimillion dollar premium license transactions, and our customers are extremely pleased with the deal. While we are slightly behind our aggressive schedule in fully implementing both of these programs, due to the amount of planning and communication required to ensure their success, we are confident they will produce the desired results, particularly heading into the next fiscal year. These truly are significant programs that will benefit the long-term welfare of the company and we look forward to discussing our progress in future quarters.

Rakesh?

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Rakesh Nagpaul  - Compuware Corporation - SVP - Product Sales

Thanks, Donna.

To begin, I would like to reiterate Donna's charge guiding the early success of our sales reorganization efforts. Our account focus is vastly improved, the sales and activities up dramatically. Furthermore, the market opportunity for continued sales activity expansion is tremendous. Some of this expansion is seen in the growing success of our Vantage and Changepoint solutions, which are up so far this year on a total product basis by 19% and 35% respectively, compared to the last year at this time.

For the lion's share of our reorganization implemented and operational, we have from a management perspective turned our immediate focus to pricing. In addition to the premium license and winback programs Donna touched upon. The fact is that the value of the solutions we deliver continues to increase significantly. We are intent on charging a fair price, commensurate with this value. To achieve this equilibrium, however, we must do a better job of articulating this value to our customers and prospects.

Therefore, in addition to defining the simplified and appropriate pricing structure, we continue to equip the sales force with the knowledge and tools they need to talk about and prove the value we deliver. I stress the word prove. In today's marketplace, more than ever before, talk is cheap. We live in a show-me-don't-tell-me world, and for us, that's more than fine. We know we deliver tremendous value and we can prove it. For instance, the ROI calculator we developed for our main frame offering provides empirical real world visibility into the unparalleled value these solutions deliver, but we need to do more, particularly in the distributor arena to show our customers and prospects the incredible ROI they can achieve by doing business with Compuware. Once we fully achieve this goal, the pricing discussion becomes what it should be, secondary.

Ken?

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Ken Baldwin  - Compuware Corporation - President, COO - Professional Services


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                                                                Final Transcript
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Jan.  24.  2008/  5:00PM  ET,  CPWR - Q2  2008  Compuware  Corporation  Earnings
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Thanks, Rakesh.

Compuware continues to transition its professional services business to a higher margin, higher value model. While these types of transformational efforts never occur as quickly as we would like, we are encouraged by the progress we've made and are confident in our ability to grow this business, both in terms of revenue and margins. And the value we deliver to the market is being recognized. For example, this past quarter, one of our very strategic global customers ranked Compuware, due to our ability to execute and the quality of our work, as its number one IT services provider, ahead of many of the world's largest IT services providers, names you would all recognize. We're extremely proud of this accomplishment, and this success will allow us to pursue other strategic initiatives on a world-wide basis. We intend to leverage this recognition and use it as a significant catalyst for future business.

A major facet of our transition plan is to focus on the continual evolution of combining our services expertise with our products. This is the absolute right approach for our customers. As I have said before, Compuware employees are in the best position to help our clients receive the full value of their investments in Compuware solutions. The coupling of our products and services represents a tremendous opportunity for Compuware as a whole and for our services unit in particular. It is an opportunity we intend to fully leverage. Looking forward, we will remain focused on executing our strategy of moving the services business to a higher margin, higher value model.

Bob?

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Bob Paul  - Compuware Corporation - President, COO - Covisint

Thanks, Ken.

Covisint had another solid quarter in Q3, posting revenues of $9.3 million and 25% increase over Q3 of last year. The metrics that we measure for an on-demand company were also very strong. In particular, backlog grew to $60.8 million during the quarter and the weighted pipeline for auto, healthcare and identity management grew by 40%, 26%, and 38% respectively. Due to the increase in under contract revenue, we expect another strong fourth quarter.

During Q3, Covisint also won some strategically important contracts, including one to establish in conjunction with AT&T a statewide identity and portal system for the State of Tennessee healthcare platform. The revenue from this project will be earned in future quarters and is a model we are currently targeting with 22 other states. Covisint also continues to garner widespread industry accolades as well, as we were named Best Community Hub by the Burton Group and were awarded Best Demonstration of Value and Return On Investment at Gartner's National Healthcare Summit.

Relative to the IPO process, thus far we have met with four of the traditional IPO financial services firms, and have received consistent positive feedback about the potential success of the Covisint public offering. To this end, we are making great strides on all the prerequisite steps.

Laura?

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Laura Fournier  - Compuware Corporation - CFO

Thanks, Bob.

In Q3, Compuware had a tremendous quarter in terms of operating cash flow, bringing in $55 million and, as Pete mentioned, we now forecast operating cash flow for the fiscal year to be approximately $200 million. During the quarter, we purchased 12.3 million shares of Compuware stock for approximately $110 million. The company has approximately 83 million remaining under the current authorization for further buyback. We will, however, not hesitate to seek board approval for further authorizations, especially considering where the stock price is at these days and our bullish view of the company's future. In addition, we will also not hesitate to use our existing line of credit this quarter to further our stock buyback program.

Turning to the expense side of the equation, our cost cutting measures continue to move forward. Overall, when preparing this quarter to Q3 a year ago, we have reduced base costs by almost $20 million on a sequential Q2 to Q3 comparison, base costs are down over $2 million. These base cost savings are not obvious just by looking at the income statement, as these numbers are distorted by noncash items, bonus and commission fluctuations, and pay increases. However, the cost cuts are there and we are continuing to move forward with our restructuring plans and process improvements.


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                                                                Final Transcript
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Jan.  24.  2008/  5:00PM  ET,  CPWR - Q2  2008  Compuware  Corporation  Earnings
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From our perspective,  Q3 was a solid quarter,  featuring a dramatic increase in product commitments and tremendous operating cash flow. Fundamentally, Compuware continues to be an extremely healthy business and as the changes we are making continue to take root, we will see these fundamentals continue to improve.

Thank you, and I will now turn the call over to Lisa.

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Lisa Elkin  - Compuware Corporation - VP, Corporate Communications, IR

Thank you very much, Laura. Ladies and gentlemen, we will now be happy to take your questions.
QUESTION AND ANSWER

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Operator

Thank you. (OPERATOR INSTRUCTIONS), And our first question comes from Banc of America's Kirk Materne. Please go ahead.

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Kirk Materne  - Banc of America - Analyst

Thanks very much. Pete, can you comment a little bit how we should be thinking about a larger proportion, say, deferred license deals going forward? Obviously the committed agreements you guys had this quarter from a gross standpoint were good, but just as we -- is that what we should be looking at, and do you expect that to continue and could you just give us a ball park of what you consider to be a solid growth from a committed revenue standpoint?

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Peter Karmanos, Jr.  - Compuware Corporation - Chairman, CEO

One of the things we've been skirting the issue on over the last few years is that the amount of business that we recognize on a ratable basis keeps changing and increasing. And the number we should be looking at is the total committed business. And we think from our point of view that considering our main frame business and our services business, which has been declining, which we think is going to turn around in the coming fiscal year, and our distributed business, which we have nice growth, but we think can grow much faster, that the company will be overall for the coming fiscal year, you can look at it as a 5 to 12% grower in total, and if you looked just at the distributed business, those numbers would exceed 30%. And when the services kicks in, we'll be at the high end of that 5 to 12% instead of it being a negative number against our revenue, it will be a positive number. And we will have better operating margin.

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Kirk Materne  - Banc of America - Analyst

Okay, and related to my second question, just on the services gross margin, is that really going to be more top line dependent, or are there things you guys are doing from a cost containment standpoint in terms of getting the services gross margins?

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Peter Karmanos, Jr.  - Compuware Corporation - Chairman, CEO

That's top line dependent, you know.

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Kirk Materne  - Banc of America - Analyst

Okay.

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Peter Karmanos, Jr.  - Compuware Corporation - Chairman, CEO

In service, it's a relatively simple equation. You have billings and you have people that had to earn those billings.


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                                                                Final Transcript
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Jan.  24.  2008/  5:00PM  ET,  CPWR - Q2  2008  Compuware  Corporation  Earnings
Conference Call
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Kirk Materne  - Banc of America - Analyst

Okay, and then just my last question, Laura, can you remind me how big your line of credit is right now and just, I guess reconfirm also,Pete, that the target still to get the outstanding share countdown to about 200 million?

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Laura Fournier  - Compuware Corporation - CFO

Target is still to get down to 200 million. Our current line is $150 million, but we have provisions in place where we can extend that.

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Kirk Materne  - Banc of America - Analyst

Okay, great. That's it for me. Thanks very much.

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Operator

Thank you. Our next question comes from JPMorgan's Aaron Schwartz. Please go ahead.

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Aaron Schwartz  - JPMorgan - Analyst

Good afternoon. I was wondering if you could quantify the price increases you've talked about on the distributed products, and then how do those go into effect in terms of timing? Is that immediate, or are they grandfathered in through the pipeline in the channel?

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Peter Karmanos, Jr.  - Compuware Corporation - Chairman, CEO

We've had -- I'm going to try to answer that question. We've had a tremendous effort going on in determining how we price, and we finally figured out being the people experienced in pricing software, that probably has something to do with the value we're delivering to the customer. So we're going to see some fairly significant price increases in our distributed products, and they will be all over the map. For example, on the Vantage product, we're putting together a better ROI document and we might see that price grow 100%, just because it delivers such great value, and we don't have any competition in that space.

So, we even are considering some of our main frame products, some price increases there. We think we have a large untapped market in our current client base that we can go back and sell to, and again, we've demonstrated some very, very unique ROIs in those products. So I would say overall, you could look at a 20 to 30% across the board price increase with it spiking in some product lines and staying flat in others.

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Aaron Schwartz  - JPMorgan - Analyst

Okay, that's helpful. And then in terms of modeling perspective, is that phased in, should we think about '09 as sort of being where we would start to look for that in the model, or what's sort of the timing behind that?

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Peter Karmanos, Jr.  - Compuware Corporation - Chairman, CEO

Yes, I think, you know, we're going to work really hard to get to our $0.60 this year, and I would say that the real bang for the buck's going to come in the next fiscal year.

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Aaron Schwartz  - JPMorgan - Analyst

Okay, and then in terms of the deferred license balance that you disclosed, can you provide what the split is between main frame and distributed, or is that primarily main frame?


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                                                                Final Transcript
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Jan.  24.  2008/  5:00PM  ET,  CPWR - Q2  2008  Compuware  Corporation  Earnings
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Peter Karmanos, Jr.  - Compuware Corporation - Chairman, CEO

No, I, I don't -- it's not primarily main frame, but a lot of the ratable stuff ends up being main frame because of issues around last fees billed, and it turns into maintenance rather than new licenses.

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Aaron Schwartz  - JPMorgan - Analyst

Okay, and then if I take a look at your first quarter and then also the December quarter in terms of the ratable recognition of some of the license contracts, it seems like that's primarily on the main frame side. But can you walk us through how these main frame contracts are coming back into the pipeline, if they are renewals on yields that were signed a couple years ago? And then is there any way you can quantify sort of the base that's due over the next quarter or the next 12 months and what could be taken up front and what's ratable? Just to help us out so we can get a better feel for the sustainable growth rate in the main frame business?

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Donna Ventimiglia  - Compuware Corporation - SVP - Product Sales

When it comes to the main frame business, as we look at our premium license program, and that's where we see a lot of the growth for main frame coming in the next year, most of those deals probably will end up ratable and as the actual base, I'm not sure I have that number right now. We can get that for you, but it's -- Q3 and Q4 are high main frame growth quarters normally, so just as we saw healthy activity this quarter in that area, we should see some additional activity next quarter.

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Aaron Schwartz  - JPMorgan - Analyst

Okay, and then in terms -- and maybe I'm thinking about this the wrong way, but if I think about your aggregate main frame customer base, rolling that through and transitioning that to a more ratable model, I mean do you expect to be through that -- into '09, or is there sort of a timeframe when that gets complete or anniversaries?

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Donna Ventimiglia  - Compuware Corporation - SVP - Product Sales

It's longer than one year. It's probably three to four years before we can get through that entire main frame base. There is a lot of opportunity out there.

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Peter Karmanos, Jr.  - Compuware Corporation - Chairman, CEO

And we've been doing that for three or four years as well. We've been gradually taking stuff. We no longer have the luxury of having two $40 million deals at the end of the quarter make our numbers for us.

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Aaron Schwartz  - JPMorgan - Analyst

Okay. Pete, I understand that you probably don't want to disclose too much about this, but when you talk about Compuware 2.0, is there any way you can help out, help us out at all? Is that going to be the same body of the company we look at now, or are there strategic options where you may -- we may be looking at a different company a year from now? Is there anything you can help us out with now without sort of spilling the beans on what you're looking at?

--------------------------------------------------------------------------------
Peter Karmanos, Jr.  - Compuware Corporation - Chairman, CEO

We just sent out a memo to all of our employees. We would be happy to share that memo with you, and I think that explains as best we can what we're talking about. But we really are talking about the culture of the business, and the agility and nimbleness of the business, and we're going to have to work very hard with a lot of different constituents to get that done. So right now we have a statement about what Compuware 2.0 is and isn't and we will send that out to you. I'll have Laura or Lisa send that after this call.


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                                                                Final Transcript
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Jan.  24.  2008/  5:00PM  ET,  CPWR - Q2  2008  Compuware  Corporation  Earnings
Conference Call
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--------------------------------------------------------------------------------
Aaron Schwartz  - JPMorgan - Analyst

Okay. And then the last question I have, can you provide an update on your agreement with IBM in terms of both the product and the services side? I know the services is more what you could bid on, but I think that was $260 million by the end of September '09, I believe if I'm right. Is that something that's getting negotiated, or getting bidded on, or is that something that you could look to renegotiate with IBM?

--------------------------------------------------------------------------------
Peter Karmanos, Jr.  - Compuware Corporation - Chairman, CEO

We've sort of lost our direction with IBM, and me and the person I'm dealing with at IBM are going to meet sometime in February to try to get that back online for the benefit of both companies.

--------------------------------------------------------------------------------
Aaron Schwartz  - JPMorgan - Analyst

Okay, and then on the product side, should we expect a sort of true-up in Q4 as we've seen the last couple of years, or has that been coming up in the model throughout the year?

--------------------------------------------------------------------------------
Peter Karmanos, Jr.  - Compuware Corporation - Chairman, CEO

No, we'll have a true-up in Q4. It will be fairly significant.

--------------------------------------------------------------------------------
Aaron Schwartz  - JPMorgan - Analyst

Okay. Thanks for taking my questions.

--------------------------------------------------------------------------------
Peter Karmanos, Jr.  - Compuware Corporation - Chairman, CEO

Thank you.

--------------------------------------------------------------------------------
Operator

Thank you. (OPERATOR INSTRUCTIONS) And our next question comes from AJ Kasargod of Piper Jaffray. Please go ahead.

--------------------------------------------------------------------------------
AJ Kasargod  - Piper Jaffray - Analyst

Okay. Pete, thank you. Just quick question on the price increases on both distributed and possibly on main frame. How are you going to phase those into existing customers and have you talked to some of your existing main frame customers, on any potential price increases and what has the reaction been in the current economic environment? Thanks.

--------------------------------------------------------------------------------
Peter Karmanos, Jr.  - Compuware Corporation - Chairman, CEO

I'll tell you what the reaction has been in the last 10 years, all right? They don't want any price increases, just like anybody else, but we are delivering tremendous value. Our existing customers will see those increases reflected in their maintenance bills when they come due, and new customers will pay us what they think the value we're delivering. So we have invested a lot of time and energy in the billing calculators that show them specifically, using their numbers, how they use our products and the value they are receiving from it, and we think that reasonable price increases in those environments are fair.

--------------------------------------------------------------------------------
AJ Kasargod  - Piper Jaffray - Analyst


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                                                                Final Transcript
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Okay,  and did you say that quick kind of as a  follow-up,  when you look at the current economic environment, talking to your customers, I guess especially on the main frame side, I realize that part of your -- part of the growth you're looking ahead will be based on both new product growth and also the pricing, but what's the organic spending environment right now for your customers? I would like to see if you could comment on that for us.

--------------------------------------------------------------------------------
Peter Karmanos, Jr.  - Compuware Corporation - Chairman, CEO

Well, we're not in the retail business, and most of our customers want to implement strategic systems that will help their businesses through tough economic times, so we're somewhat impervious to the general economic conditions. That's a two-edged sword. When things are booming, we don't do as much up as other people. And when things are slow, we're not as far down.

--------------------------------------------------------------------------------
AJ Kasargod  - Piper Jaffray - Analyst

Okay. Thanks for the time.

--------------------------------------------------------------------------------
Peter Karmanos, Jr.  - Compuware Corporation - Chairman, CEO

You're welcome.

--------------------------------------------------------------------------------
Operator

Thank you, and our next question comes from Doug Crook of Global Crown Capital. Please go ahead.

--------------------------------------------------------------------------------
Doug Crook  - Global Crown Capital - Analyst

Hello.

--------------------------------------------------------------------------------
Peter Karmanos, Jr.  - Compuware Corporation - Chairman, CEO

Hi, Doug.

--------------------------------------------------------------------------------
Doug Crook  - Global Crown Capital - Analyst

Couple questions. Who is driving towards ratable? Is that the company driving that, or is that the customer?

--------------------------------------------------------------------------------
Peter Karmanos, Jr.  - Compuware Corporation - Chairman, CEO

That's the SEC.

--------------------------------------------------------------------------------
Doug Crook  - Global Crown Capital - Analyst

And help me understand that.

--------------------------------------------------------------------------------
Peter Karmanos, Jr.  - Compuware Corporation - Chairman, CEO

Yes, they just keep putting more and more rules on revenue recognition, and it would be nice if they just said, hey, listen, we're just going to take everything and make it ratable. But they won't do that either, so they keep changing the rules. By the way, it's because of things that went on in our industry over the last 10 years, where companies were really selling their maintenance forward and calling it new licenses and all kinds of tomfoolery that was going on. The only problem is that the people now that are trying to make the rules on revenue recognition really don't have a


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

                                                                Final Transcript
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Jan.  24.  2008/  5:00PM  ET,  CPWR - Q2  2008  Compuware  Corporation  Earnings
Conference Call
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clue about  software.  So it's being  driven by the rules that the SEC makes and our auditors implement, and Laura Fournier spends most of her quarter trying to figure out exactly how she's going to have to record something because it changes. Because it's all moving to more and more ratable.

--------------------------------------------------------------------------------
Doug Crook  - Global Crown Capital - Analyst

What does the expression Total Product Commitment mean? Can you define that? I mean can the customer back out?

--------------------------------------------------------------------------------
Peter Karmanos, Jr.  - Compuware Corporation - Chairman, CEO

No, no, no, no. Anything that we have on that number, that Total Product Commitment is that we -- let's just try to go through it. We sell a customer, let's say, a $10 million license. Included in that is first year maintenance, so let's say for the sake of my arithmetic abilities, let's say it's 20%, all right, so that . means we record $8 million in new licenses and we record $2 million in first year maintenance and we'll recognize that quarter by quarter through that following year. We also have maintenance that you would call deferred maintenance, that is the result of, let's say a deal we may have done with the company where we did a $20 million deal, but we can record it $5 million a year for the next four years, and we can only record in this quarter one fourth of that $5 million. And the rest of it will be deferred maintenance. And then there's one other category, and what is it? Deferred license fees and those

--------------------------------------------------------------------------------
Laura Fournier  - Compuware Corporation - CFO

That would happen when we did a deal that for one reason or another has to be recognized ratably so we would record it the same as we do maintenance, depending on the commitment terms, so much per month. But all of the deals in that product activity number are under contract, committed deals. There's nothing included in there that is--

--------------------------------------------------------------------------------
Peter Karmanos, Jr.  - Compuware Corporation - Chairman, CEO

There's no side letters.

--------------------------------------------------------------------------------
Laura Fournier  - Compuware Corporation - CFO

No side letters, yes.

--------------------------------------------------------------------------------
Peter Karmanos, Jr.  - Compuware Corporation - Chairman, CEO

If there was a chance that they could back out, then we would not record it as revenue in any way, shape or form.

--------------------------------------------------------------------------------
Doug Crook  - Global Crown Capital - Analyst

And that falls under the category of total product commitments, even though it's not yet recorded on the financial statements, when you include in the press release total product commitments, what you're stating is those are contractual commitments that the customers cannot back out of?

--------------------------------------------------------------------------------
Laura Fournier  - Compuware Corporation - CFO

They can't back out, Doug, and they are recorded in the financials. It's just that they are recorded on the balance sheet. So when you look at our deferred revenue number, that's where those license fees and deferred maintenance are recorded.

--------------------------------------------------------------------------------
Doug Crook  - Global Crown Capital - Analyst

Got it. Does the deferred also include licenses from the distributed business, or is that mostly main frame business?


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

                                                                Final Transcript
--------------------------------------------------------------------------------
Jan. 24. 2008/ 5:00PM ET, CPWR - Q2 2008 Compuware Corporation Earnings Conference Call
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--------------------------------------------------------------------------------
Peter Karmanos, Jr.  - Compuware Corporation - Chairman, CEO

This last quarter, I think we had $93 million worth of deferred stuff.

--------------------------------------------------------------------------------
Laura Fournier  - Compuware Corporation - CFO

Yes, at the end of the quarter.

--------------------------------------------------------------------------------
Peter Karmanos, Jr.  - Compuware Corporation - Chairman, CEO

At the end of the quarter. And $53 million of that was main frame and $41 million was -- or $52 million was main frame. $41 million was deferred. So deferred is catching up with main frame. Distributed, I mean. Excuse me.

--------------------------------------------------------------------------------
Doug Crook  - Global Crown Capital - Analyst

So it's both?

--------------------------------------------------------------------------------
Peter Karmanos, Jr.  - Compuware Corporation - Chairman, CEO

Yes.

--------------------------------------------------------------------------------
Doug Crook  - Global Crown Capital - Analyst

Moving forward, services, so why did services decline and why do you think services will reverse in terms of growth?

--------------------------------------------------------------------------------
Peter Karmanos, Jr.  - Compuware Corporation - Chairman, CEO

Well, I think services has been declining because we're changing the mix of our business and we're having -- we had over the last year three different contracts where we were doing work that really wasn't -- it was left-over work from a few years ago that we really are not in that business, some outsourcing stuff. And we've been -- we also have had one of our largest customers go from $150 million a year worth of business with us to less than 40. So we've been absorbing that. We think that has reached the bottom and we have one of our larger customers who wants to do almost ten times the amount of business they are currently doing with us in the coming year or two.

--------------------------------------------------------------------------------
Doug Crook  - Global Crown Capital - Analyst

And then the final question is I think I heard, but correct me if I'm wrong, in your commentary, Pete, was there a reiteration of guidance for $0.60 for fiscal '08?

--------------------------------------------------------------------------------
Peter Karmanos, Jr.  - Compuware Corporation - Chairman, CEO

No, that I said in an answer to a question.

--------------------------------------------------------------------------------
Doug Crook  - Global Crown Capital - Analyst

So should I interpret that as reiteration of the earlier guidance?

--------------------------------------------------------------------------------
Peter Karmanos, Jr.  - Compuware Corporation - Chairman, CEO

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

                                                                Final Transcript
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Jan.  24.  2008/  5:00PM  ET,  CPWR - Q2  2008  Compuware  Corporation  Earnings
Conference Call
--------------------------------------------------------------------------------


We're going to try to get the $0.60, yes.

--------------------------------------------------------------------------------
Doug Crook  - Global Crown Capital - Analyst

Okay. That's it for the questions.

--------------------------------------------------------------------------------
Peter Karmanos, Jr.  - Compuware Corporation - Chairman, CEO

Yes, that's a reiteration.

--------------------------------------------------------------------------------
Doug Crook  - Global Crown Capital - Analyst

Okay, that's it for the questions. Thank you very much.

--------------------------------------------------------------------------------
Peter Karmanos, Jr.  - Compuware Corporation - Chairman, CEO

Thank you.

--------------------------------------------------------------------------------
Operator

Thank you. Our next question comes from David Rudow of Private Financial. Please go ahead.

--------------------------------------------------------------------------------
David Rudow  - Private Financial - Analyst

Hi, Pete, how are you doing?

--------------------------------------------------------------------------------
Peter Karmanos, Jr.  - Compuware Corporation - Chairman, CEO

 Hi, Rudow.

--------------------------------------------------------------------------------
David Rudow  - Private Financial - Analyst

Your beginning comments, you mentioned something about crossroads. What did you mean by that?

--------------------------------------------------------------------------------
Peter Karmanos, Jr.  - Compuware Corporation - Chairman, CEO

I mean that we're at -- you know, the business is the cross roads and we can either have a growing business or we can not.

--------------------------------------------------------------------------------
David Rudow  - Private Financial - Analyst

And any update --

--------------------------------------------------------------------------------
Peter Karmanos, Jr.  - Compuware Corporation - Chairman, CEO

We choose to grow.

--------------------------------------------------------------------------------
David Rudow  - Private Financial - Analyst


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

                                                                Final Transcript
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Jan.  24.  2008/  5:00PM  ET,  CPWR - Q2  2008  Compuware  Corporation  Earnings
Conference Call
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Any update to your plans with the business?

--------------------------------------------------------------------------------
Peter Karmanos, Jr.  - Compuware Corporation - Chairman, CEO

My plans--

--------------------------------------------------------------------------------
David Rudow  - Private Financial - Analyst

I know you guys were looking internally and doing some interviewing. Any update to that? You mean are you asking me if I plan to retire next year?

--------------------------------------------------------------------------------
Peter Karmanos, Jr.  - Compuware Corporation - Chairman, CEO

Yes. No.

--------------------------------------------------------------------------------
David Rudow  - Private Financial - Analyst

Okay. All right. That's all I had. Thank you.

--------------------------------------------------------------------------------
Peter Karmanos, Jr.  - Compuware Corporation - Chairman, CEO

Thanks, David.

--------------------------------------------------------------------------------
Operator

Thank you. Ladies and gentlemen, we will now conclude the question and answer portion of today's conference call. I would now like to turn the conference back over to Lisa Elkin. Please go ahead.

--------------------------------------------------------------------------------
Lisa Elkin  - Compuware Corporation - VP, Corporate Communications, IR

At this time, ladies and gentlemen, we will adjourn this conference call. Thank you very much for your time and interest in Compuware and we hope you have a pleasant evening.

--------------------------------------------------------------------------------
Operator

Thank you. Ladies and gentlemen, this conference will be available for replay after 8:30 p.m. eastern time today through midnight January 31, 2008. You may access the AT&T replay system at any time by dialing 1-800-475-6701, and entering the access code 897371. International participants may dial 320-365-3844. Those numbers again are 1-800-475-6701 and 320-365-3844. Access code 897371. And that does conclude our conference for today. Thank you for your participation, and for using AT&T Executive Teleconference Service. You may now disconnect.

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